UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2010

Phreadz, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52511	98-0471052
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

63 Main Street, #202, Flemington, New Jersey	08822
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (908) 968-0838

None

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

See Item 3.02 below.

Section 3 – Securities and Trading Markets

Item 3.02    Unregistered Sales of Equity Securities.

On November 1, 2010, we closed and issued common stock on Unit Purchase Agreements with five (5) accredited investors pursuant to which the Purchasers purchased six (6) Units at a Purchase Price of $27,000 per Unit for an aggregate purchase price of $162,000.00. Each Unit purchased consisted of (a) one hundred eighty thousand (180,000) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”); (b) a Series A Warrant  (the “Series A Warrants”) to purchase ninety thousand (90,000) shares of Common Stock at an exercise price of $0.30 per share; and (c) a Series B Warrant (the “Series B Warrants”, together with the Series A Warrants, the “Warrants”) to purchase ninety thousand (90,000) shares of Common Stock at an exercise price of $0.60 per share.  Accordingly, in total, purchasers received 1,080,000 shares of Common Stock (the “Shares”); a Series A Warrant to purchase 540,000 shares of Common Stock and a Series B Warrant to purchase 540,000 shares of Common Stock.  The shares of Common Stock issuable upon exercise of the Warrants is referred to as the “Warrant Shares.” We intend to use the net proceeds for working capital and general corporate purposes.

Southridge Investment Group LLC., an SEC Registered Broker/Dealer, Member FINRA/SIPC (“Southridge”) acted as placement agent in connection with the sale of the six (6) Units referred to above in the preceding paragraph.  Southridge received $15,390 in commissions and 45,000 Series A Warrants and 45,000 Series B Warrants.  We also paid $2,000 in escrow fees in the offering.  The net proceeds of the offering after payments of the commissions and expenses was approximately $144,610.

To the extent that at any time after April 30, 2012, the Warrant Shares are not registered for resale (or if a registration statement is not effective), the warrant holder may designate a "cashless exercise option."  This option entitles the Warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price.  The number of shares to be determined by a formula based on the total number of shares to which the warrant holder is entitled, the current market value of the common stock and the applicable exercise price of the Warrant.

The Warrants are subject to redemption by the Company upon 30 days prior written notice provided: (i) the Common Stock has traded at or above (A) $0.90  per share for the Series A Warrants or (B) $1.80 per share for the Series B Warrants during the 20 consecutive trading days prior to a written notice of redemption by the Company; (ii) there is an effective registration statement covering the resale of the shares of Common Stock underlying the Warrants at the time of start of such 20 trading day period and through redemption. The redemption price shall be $0.005 per Warrant. All holders of Warrants will have the opportunity to exercise any such Warrant prior to the date of redemption.

We are obligated to file a registration statement on Form S-3 (or if Form S-3 is not available another appropriate form) registering the resale of Shares and the Warrant Shares sold to the investor. We are required to file the registration statement on or before January 30, 2011. If the registration statement is not timely filed, the Company will be obligated to pay investor a fee equal to 1.0% (which will increase to 2.0% after the first 30 days)  of such investor's purchase price for each 30 day period (pro rated for partial periods); provided that such damages shall be capped at 12% of such investor’s total purchase price.

We relied on the exemption from registration provided by Section 4(2) and/or Rule 506 of the Securities Act of 1933, as amended, for the offer and sale of the Shares and the Warrants.

The paragraphs above describe certain of the material terms of the financing transaction with the Purchaser. Such description is not a complete description of the material terms of the financing transaction and is qualified in its entirety by reference (except for the specific differences noted in the paragraphs above) to the agreements entered into in connection with the financing which are included as exhibits to this Current Report on Form 8-K.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November  9, 2010, Christina Domecq submitted her resignation as Director and CEO. The resignation was accepted. Ms. Domecq’s resignation was not based upon any disagreement with us on any matter relating to our operations, policies or practices.

Section 8 – Other Events

Item 8.01 Other Events

On November 9, 2010, Phreadz Inc. (the “Company” or “Phreadz”) entered into a letter of intent to acquire 100% of  Zonein2, Inc., in a share exchange agreement.  Zonein2 is a private company registered in the State of California and is the owner of the social media system operated on the web site www.zonein2.com. This proposed acquisition is subject to the preparation, execution and performance of "Definitive Agreements" containing such additional terms, conditions, covenants, representations and warranties as the parties thereto may in good faith require.

Under the terms of the letter of intent, Phreadz will own 100% of the common shares of Zonein2 by issuing eight million, seven hundred fifty thousand  (8,750,000) shares of Phreadz common stock in exchange, and, raising not less than $500,000 in working capital to close concurrently or as agreed with the proposed closing of this transaction.

Completion of the transaction is subject to completion of due diligence and the parties entering into formal agreements. There is no assurance that the transaction will be completed on the terms contemplated or at all.

The foregoing is a brief summary of the terms of the Letter of Intent and is qualified by reference to the Letter of Intent attached as Exhibit 10.12  to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01              Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Description

10.1	Unit Purchase Agreement (1)
10.2	Registration Rights Agreement (1)
10.3	Form of Warrant (1)
10.12	Letter of Intent
(1)	Form of Agreement filed as an exhibit to our Current Report on Form 8-K dated May 20, 2010 and filed with the Securities and Exchange Commission on May 26, 2010 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phreadz, Inc.

Date: November 16, 2010	By:	/s/ Gordon Samson
Gordon Samson, Chief Financial Officer